EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of Gastar Exploration Ltd. of our report dated March 21, 2006 relating to the consolidated financial statements of Gastar Exploration Ltd. and subsidiaries, as of and for the year ended December 31, 2005, which appears in the Annual Report on Form 10-K of Gastar Exploration Ltd. for the year ended December 31, 2005.

We also consent to the reference to us under the heading “Experts” contained in the Prospectus.

/s/ BDO SEIDMAN, LLP

Dallas, Texas

January 16, 2007